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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 File No. 333-132291 of our report dated March 6, 2006 relating to the combined financial statements of Verigy Pte. Ltd., a business segment of Agilent Technologies, Inc. which appears in such Amendment No. 1 to the Registration Statement. We also consent to the references to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 27, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM